UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2006

ADESA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32198	35-1842546
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 20, 2006, ADESA, Inc. (the “Company”) and Emerging Capital, the principal of which is Timothy C. Clayton, the Company’s Chief Financial Officer, amended that certain Engagement Letter, dated as of June 12, 2006 (the “Agreement”), by and between the Company and Emerging Capital in connection with Mr. Clayton’s ongoing service as the Company’s Chief Financial Officer.  The amendment to the Agreement (the “Amendment”) states that the term of the Agreement will be extended for a term beginning on October 13, 2006 and ending on June 30, 2007.  In addition, the Amendment provides that Mr. Clayton will be eligible for and participate in the ADESA annual incentive bonus plan for 2007 on a pro rata basis depending on the amount of time Mr. Clayton serves as the Chief Financial Officer of the Company in 2007.

The Agreement, as amended by the Amendment (the “Amended Agreement”), is terminable by either party upon 30 days advance written notice to the other; provided, however, that if the Amended Agreement is terminated by the Company before June 30, 2007, the Company is obligated to pay an amount equal to the product of the period remaining under the Amended Agreement multiplied by the monthly retainer.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed with this Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Amendment to Engagement Letter, dated October 20, 2006, between Emerging Capital and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	October 26, 2006	ADESA, INC.

		By:	/s/ David G. Gartzke
David G. Gartzke
Chairman and Chief Executive Officer